                                                                       EXHIBIT 3




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                                WARRANT AGREEMENT

                                     BETWEEN

                               EXIDE TECHNOLOGIES




                                       AND

                     AMERICAN STOCK TRANSFER & TRUST COMPANY
                                AS WARRANT AGENT

                                  MAY 5, 2004




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

                                TABLE OF CONTENTS

                                                                                Page

SECTION 1.  Appointment of Warrant Agent                                          2
SECTION 2.  Issuances                                                             2
SECTION 3.  Form of Warrant Certificates                                          2
SECTION 4.  Execution of Warrant Certificates                                     3
SECTION 5.  Registration and Countersignature                                     3
SECTION 6.  Registration of Transfers and Exchanges                               4
SECTION 7.  Duration and Exercise of Warrants                                     7
SECTION 8.  Cancellation of Warrants                                              9
SECTION 9.  Mutilated or Missing Warrant Certificates                             9
SECTION 10. Reservation of Shares                                                10
SECTION 11. Stock Exchange Listings                                              11
SECTION 12. Adjustment of Exercise Price and Number of Shares Purchasable
              or Number of Warrants                                              11
SECTION 13. Fractional Shares                                                    21
SECTION 14. Notices to Warrantholders                                            21
SECTION 15. Merger, Consolidation or Change of Name of Warrant Agent             22
SECTION 16. Warrant Agent                                                        23
SECTION 17. Change of Warrant Agent                                              25
SECTION 18. Holder Not Deemed a Stockholder                                      26
SECTION 19. Notices to Company and Warrant Agent                                 26
SECTION 20. Payment of Taxes and Charges                                         27
SECTION 21. Supplements and Amendments                                           27
SECTION 22. Successors                                                           28
SECTION 23. Termination                                                          28
SECTION 24. Governing Law Venue and Jurisdiction                                 28
SECTION 25. Benefits of this Agreement                                           28
SECTION 26. Counterparts                                                         28
SECTION 27. Headings                                                             28
SECTION 28. Meaning of Terms Used in Agreement                                   28
SECTION 29. Severability                                                         29

                                WARRANT AGREEMENT

         This WARRANT AGREEMENT (this "Agreement") is dated as of May 5, 2004, between EXIDE TECHNOLOGIES, a Delaware corporation (the "Company"), and American Stock Transfer & Trust Company, a New York banking corporation (in its capacity as warrant agent hereunder, the "Warrant Agent").

                             PRELIMINARY STATEMENTS

         WHEREAS, on April 15, 2002 (the "Petition Date"), Exide Technologies ("Old Exide") filed a voluntary petition for reorganization under Chapter 11 of Title 11 of the United States Code (the "Bankruptcy Code") in the United States Bankruptcy Court for the District of Delaware (the "Bankruptcy Court"), which case is being jointly administered for procedural purposes before the Bankruptcy Court with the cases of certain wholly-owned U.S. subsidiaries of Old Exide under case number 02-11125 (collectively, the "Chapter 11 Cases").

         WHEREAS, pursuant to the Joint Plan of Reorganization of the Official Committee of Unsecured Creditors and the Debtors (together with the Technical Amendment (as defined below), the "Plan"), which has been confirmed by the Bankruptcy Court in the Chapter 11 Cases, the Company will issue warrants (the "Warrants") entitling the holders to purchase initially an aggregate of up to 6,250,000 shares of common stock, par value $0.01 per share (the "Common Stock") of the Company (as may be adjusted from time to time pursuant to this Agreement, the "Shares"). To the extent the reserved shares of Common Stock and Warrants under the Plan are insufficient to provide for a Pro Rata (as defined in the Plan) distribution to any Holder (as defined in the Plan) of a Disputed Claim (as defined in the Plan) as it becomes an Allowed Claim (as defined in the Plan), the Company may issue additional shares of Common Stock and Warrants as provided for in the Technical Amendment to the Plan and Plan Supplement filed with the Bankruptcy Court on April 22, 2004 (the "Technical Amendment").

         WHEREAS, the Warrant Agent, at the request of the Company, has agreed to act as the agent of the Company in connection with the issuance, registration, transfer, exchange and exercise of the Warrants.

         NOW, THEREFORE, in consideration of the premises and mutual agreements herein set forth, the parties hereto agree as follows:

         SECTION 1. Appointment of Warrant Agent. The Company hereby appoints the Warrant Agent to act as agent for the Company in accordance with the instructions hereinafter set forth in this Agreement; and the Warrant Agent hereby accepts such appointment, upon the terms and conditions hereinafter set forth.

         SECTION 2. Issuances. (a) Subject to the provisions of this Agreement, in accordance with the terms of the Plan, on (and from time to time after) the Effective Date (as such term is defined in the Plan, and hereinafter referred to as the "Initial Distribution Date"), Warrants to purchase the Shares will be issued by the Company in the amounts and to the recipients specified in the Plan. On or after the Initial Distribution Date, the Company will deliver, or cause to be delivered, one or more Global Warrant Certificates (as defined below) evidencing the Warrants in accordance with the terms of the Plan.

         (b) At all times, assuming that no adjustments to the number of Shares of outstanding Common Stock issued as of the Effective Date of the Plan have occurred other than additional distributions of Common Stock to Creditors (as defined in the Plan) pursuant to the Plan and no adjustments to the Warrants have occurred under Section 12 herein, the aggregate number of shares of Common Stock issued or issuable upon exercise of all Warrants distributed to Creditors pursuant to the Plan (the "Underlying Common Stock") shall represent 20% of the sum of (i) the Underlying Common Stock plus (ii) any outstanding Shares of Common Stock as of the Effective Date of the Plan plus (iii) any additional distributions of Common Stock to Creditors pursuant to the Plan.

         SECTION 3. Form of Warrant Certificates. Subject to Section 6 of this Agreement, the Warrants shall be issued (1) in the form of one or more warrant certificates in definitive form (the "Definitive Warrant Certificates") in substantially the form set forth in Exhibit A-1 hereto, the forms of election to exercise and of assignment to be printed on the reverse thereof, and (2) in the form of one or more global certificates (the "Global Warrant Certificates"), the forms of election to exercise and of assignment to be printed on the reverse thereof, in substantially the form set forth in Exhibit A-2 hereto, in each case together with such appropriate insertions, omissions, substitutions and other variations as are required or permitted by this Agreement, and may have such letters, numbers or other marks of identification and such legends or endorsements placed thereon as may be required to comply with any law or with any rules made pursuant thereto or with any rules of any securities exchange or as may, consistently herewith, be determined by the officers executing such Warrant Certificates, as evidenced by their execution of the Warrant Certificates.

         The Global Warrant Certificates shall be deposited on or after the Initial Distribution Date with, or with the Warrant Agent as custodian for, The Depository Trust Company (the "Depositary") and registered in the name of Cede & Co., as the Depositary's nominee. Each Global Warrant Certificate shall represent such number of the outstanding Warrants as specified therein, and each shall provide that it shall represent the aggregate amount of outstanding Warrants from time to time endorsed thereon and that the aggregate amount of outstanding Warrants represented thereby may from time to time be reduced or increased, as appropriate, in accordance with the terms of this Agreement.

         Upon request, a Holder (as defined below) may receive from the Depositary and the Warrant Agent Warrants in definitive form (the "Definitive Warrant Certificates" and, together with the Global Warrant Certificates, the "Warrant Certificates"), substantially in the form of Exhibit A-1 as set forth in Section 6 below.

         SECTION 4. Execution of Warrant Certificates. Warrant Certificates shall be signed on behalf of the Company by its Chairman of the Board of Directors, its Chief Executive Officer, its President, a Vice President or its Treasurer (each, an "Officer"). Each such signature upon the Warrant Certificates may be in the form of a facsimile signature of any such Officer and may be imprinted or otherwise reproduced on the Warrant Certificates and for that purpose the Company may adopt and use the facsimile signature of any Officer.

         If any Officer who shall have signed any of the Warrant Certificates shall cease to be such officer before the Warrant Certificates so signed shall have been countersigned by the Warrant Agent or disposed of by the Company, such Warrant Certificates nevertheless may be countersigned and delivered or disposed of as though such Officer had not ceased to be such Officer of the Company; and any Warrant Certificate may be signed on behalf of the Company by any person who, at the actual date of the execution of such Warrant Certificate, shall be a proper Officer of the Company to sign such Warrant Certificate, although at the date of the execution of this Agreement any such person was not such Officer.

         SECTION 5. Registration and Countersignature. The Warrant Agent shall, upon receipt of the Warrant Certificates duly executed on behalf of the Company, countersign one or more Warrant Certificates evidencing the Warrants and shall deliver such Warrant Certificates to or upon the written order of the Company. A Warrant Certificate shall be, and shall remain, subject to the provisions of this Agreement until such time as all of the Warrants evidenced thereby shall have been duly exercised or shall have expired or been canceled in accordance with the terms hereof.

         No Warrant Certificate shall be valid for any purpose, and no Warrant evidenced thereby shall be exercisable, until such Warrant Certificate has been countersigned by the manual signature of the Warrant Agent. Such signature by the Warrant Agent upon any Warrant Certificate executed by the Company shall be conclusive evidence that such Warrant Certificate so countersigned has been duly issued hereunder.

         The Warrant Agent shall keep, at an office designated for such purpose, books (the "Warrant Register") in which, subject to such reasonable regulations as it may prescribe, it shall register the Warrant Certificates and exchanges and transfers of outstanding Warrant Certificates in accordance with the procedures set forth in Section 6 of this Agreement, all in form satisfactory to the Company and the Warrant Agent. No service charge shall be made for any exchange or registration of transfer of the Warrant Certificates, but the Company may require payment of a sum sufficient to cover any stamp or other tax or other governmental charge that may be imposed on the Holder in connection with any such exchange or registration of transfer. The Warrant Agent shall have no obligation to effect an exchange or register a transfer unless and until any payments required by the immediately preceding sentence have been made.

         Prior to due presentment for registration of transfer or exchange of any Warrant in accordance with the procedures set forth in this Agreement, the Warrant Agent and the Company may deem and treat the person in whose name any Warrant is registered (the "Holder" of such Warrant) as the absolute owner of such Warrant (notwithstanding any notation of ownership or other writing made in a Warrant Certificate by anyone), for the purpose of any exercise thereof, any distribution to the Holder thereof and for all other purposes, and neither the Warrant Agent nor the Company shall be affected by notice to the contrary.

         SECTION 6. Registration of Transfers and Exchanges. (a) Transfer and Exchange of Global Warrant Certificates or Beneficial Interests Therein. The transfer and exchange of Global Warrant Certificates or beneficial interests therein shall be effected through the Depositary, in accordance with this Agreement and the procedures of the Depositary therefor.

         (b) Exchange of a Beneficial Interest in a Global Warrant Certificate for a Definitive Warrant Certificate.

                  (i) Any Holder of a beneficial interest in a Global Warrant Certificate may, upon request, exchange such beneficial interest for a Definitive Warrant Certificate. Upon receipt by the Warrant Agent from the Depositary or its nominee of written instructions or such other form of instructions as is customary for the Depositary on behalf of any person having a beneficial interest in a Global Warrant Certificate, the Warrant Agent shall cause, in accordance with the standing instructions and procedures existing between the Depositary and Warrant Agent, the number of Warrants represented by the Global Warrant Certificate to be reduced by the number of Warrants to be represented by the Definitive Warrant Certificates to be issued in exchange for the interest of such person in the Global Warrant Certificate and, following such reduction, the Company shall execute and the Warrant Agent shall countersign and deliver to the transferee, as the case may be, a Definitive Warrant Certificate.

                  (ii) Definitive Warrant Certificates issued in exchange for a beneficial interest in a Global Warrant Certificate pursuant to this Section 6(b) shall be registered in such names as the Depositary, pursuant to instructions from its direct or indirect participants or otherwise, shall instruct the Warrant Agent. The Warrant Agent shall deliver such Definitive Warrant Certificates to the persons in whose names such Warrants are so registered.

         (c) Transfer and Exchange of Definitive Warrant Certificates. When Definitive Warrant Certificates are presented to the Warrant Agent with a request:

                  (i) to register the transfer of the Definitive Warrant Certificates; or

                  (ii) to exchange such Definitive Warrant Certificates for an equal number of Definitive Warrant Certificates of other authorized denominations, the Warrant Agent shall register the transfer or make the exchange as requested if its requirements for such transactions are met; provided, however, that the Definitive Warrant Certificates presented or surrendered for registration of transfer or exchange shall be duly endorsed or accompanied by a written instruction of transfer in form satisfactory to the Warrant Agent, duly executed by the Holder thereof or by his attorney, duly authorized in writing.

         (d) Restrictions on Exchange or Transfer of a Definitive Warrant Certificate for a Beneficial Interest in a Global Warrant Certificate. A Definitive Warrant Certificate may not be exchanged for a beneficial interest in a Global Warrant Certificate except upon satisfaction of the requirements set forth below. Upon receipt by the Warrant Agent of a Definitive Warrant Certificate, duly endorsed or accompanied by appropriate instruments of transfer, in form satisfactory to the Warrant Agent, together with written instructions directing the Warrant Agent to make, or to direct the Depositary to make, an endorsement on the Global Warrant Certificate to reflect an increase in the number of Warrants represented by the Global Warrant Certificate equal to the number of Warrants represented by such Definitive Warrant Certificate, then the Warrant Agent shall cancel such Definitive Warrant Certificate and cause, or direct the Depositary to cause, in accordance with the standing instructions and procedures existing between the Depositary and the Warrant Agent, the number of Warrants represented by the Global Warrant Certificate to be increased accordingly. If no Global Warrant Certificates are then outstanding, the Company shall issue and the Warrant Agent shall countersign a new Global Warrant Certificate representing the appropriate number of Warrants.

         (e) Restrictions on Transfer and Exchange of Global Warrant Certificates. Notwithstanding any other provisions of this Agreement (other than the provisions set forth in Section 6(f)), unless and until it is exchanged in whole for Definitive Warrant Certificates, a Global Warrant Certificate may not be transferred as a whole except by the Depositary to a nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee of the Depositary or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary.

         (f) Countersigning of Definitive Warrant Certificates in Absence of Depositary. If at any time:

                  (i) the Depositary for the Global Warrant Certificates notifies the Company that the Depositary is unwilling or unable to continue as Depositary for the Global Warrant Certificates and a successor Depositary for the Global Warrant Certificates is not appointed by the Company within 90 days after delivery of such notice; or

                  (ii) the Company, in its sole discretion, notifies the Warrant Agent in writing that it elects to cause the issuance of Definitive Warrant Certificates under this Agreement, then the Company shall execute, and the Warrant Agent, upon written instructions signed by an officer of the Company, shall countersign and deliver Definitive Warrant Certificates, in an aggregate number equal to the number of Warrants represented by the Global Warrant Certificates, in exchange for such Global Warrant Certificates.

         (g) No Warrants, or Shares issuable upon exercise of the Warrants, shall be sold, exchanged or otherwise transferred in violation of the Securities Act of 1933, as amended (the "Securities Act"), or state securities laws.

         (h) Cancellation of Global Warrant Certificate. At such time as all beneficial interests in Global Warrant Certificates have either been exchanged for Definitive Warrant Certificates, redeemed, repurchased or cancelled, all Global Warrant Certificates shall be returned to, or retained and cancelled by, the Warrant Agent.

         (i)      Obligations with Respect to Transfers and Exchanges of
Warrants.

                  (i) To permit registrations of transfers and exchanges, the Company shall execute and the Warrant Agent is hereby authorized to countersign, in accordance with the provisions of Section 3 and this
         Section 6, Definitive Warrant Certificates and Global Warrant Certificates as required pursuant to the provisions of this Section 6 and for the purpose of any distribution of additional Warrant Certificates contemplated by Section 12.

                  (ii) All Definitive Warrant Certificates and Global Warrant Certificates issued upon any registration of transfer or exchange of Definitive Warrant Certificates or Global Warrant Certificates shall be the valid obligations of the Company, entitled to the same benefits under this Agreement as the Definitive Warrant Certificates or Global Warrant Certificates surrendered upon such registration of transfer or exchange.

                  (iii) No service charge shall be made to a Holder for any registration, transfer or exchange but the Company may require payment of a sum sufficient to cover any stamp or other tax or other governmental charge that may be imposed on the Holder in connection with any such exchange or registration of transfer.

                  (iv) So long as the Depositary, or its nominee, is the registered owner of a Global Warrant Certificate, the Depositary or such nominee, as the case may be, will be considered the sole owner or holder of the Warrants represented by such Global Warrant Certificate for all purposes under this Agreement. Except as provided in Section 6(b) upon the exchange of a beneficial interest in a Global Warrant Certificate for a Definitive Warrant Certificate, owners of beneficial interests in a Global Warrant Certificate will not be entitled to have any Warrants registered in their names, and will not receive or be entitled to receive physical delivery of any such Warrants as Definitive Warrant Certificates and will not be considered the owners or holders thereof under the Warrants or this Agreement. Neither the Company nor the Warrant Agent, in its capacity as registrar for such Warrants, will have any responsibility or liability for any aspect of the records relating to beneficial interests in a Global Warrant Certificate or for maintaining, supervising or reviewing any records relating to such beneficial interests.

                  (v) Subject to Sections 6(b), (c), (d) and this Section 6(i), the Warrant Agent shall, upon receipt of all information required to be delivered hereunder, from time to time register the transfer of any outstanding Warrants represented by Warrant Certificates in the Warrant Register, upon surrender of Warrant Certificates representing such Warrants at the Warrant Agent Office (as defined below), duly endorsed, and accompanied by a completed form of assignment, duly signed by the Holder thereof or by the duly appointed legal representative thereof or by a duly authorized attorney, such signature to be guaranteed by an eligible guarantor institution. Upon any such registration of transfer, a new Warrant Certificate shall be issued to the transferee.

         SECTION 7. Duration and Exercise of Warrants.

         (a) Each Warrant shall be exercisable, in whole or in part, at any time and from time to time beginning three months after the Initial Distribution Date (the "Initial Date") and ending at 5:00 p.m., New York City time, on May
5, 2011 (such date, the "Expiration Date"). On the Expiration Date, the
Warrants will become void and of no value.

         (b) Subject to the provisions of this Agreement, including Section 12, each Warrant shall entitle the holder thereof to purchase from the Company (and the Company shall issue and sell to such holder) one fully paid and nonassessable Share at a price equal to $32.11 per share (as the same may be hereafter adjusted pursuant to Section 12, the "Exercise Price").

         (c) From and after the Initial Date and until 5:00 p.m., New York City time, on the Expiration Date with respect to such Warrant, the Holder of a Warrant may exercise such Holder's right to purchase Shares by:

                  (i) providing written notice of such election ("Warrant Exercise Notice") to exercise the Warrant to the Warrant Agent at the address set forth in Section 19 hereof, "Re: Exide Technologies Warrant Exercise", by hand, by overnight courier or by facsimile, received by the Warrant Agent no later than 5:00 p.m., New York City time, on the Expiration Date, which Warrant Exercise Notice shall be in the form of an election to purchase Shares substantially in the form set forth either (x) in Exhibit B-1 hereto, properly completed and executed by the Holder; provided that such written notice may only be submitted by persons who hold Definitive Warrant Certificates, or (y) in Exhibit B-2 hereto, properly completed and executed by the Holder; provided that such written notice may only be submitted with respect to Warrants held through the book-entry facilities of the Depositary, by or through persons that are direct participants in the Depositary;

                  (ii) delivering, either (x) no later than 5:00 p.m., New York City time, on the business day immediately prior to the Settlement Date (as defined below) such Warrants to the Warrant Agent by book-entry transfer through the facilities of the Depositary or (y) no later than 5:00 p.m., New York City time, on the business day immediately prior to the Settlement Date, the Warrant Certificates evidencing such Warrants to the Warrant Agent if Definitive Warrant Certificates have been issued and delivered pursuant to Section 3; and

                  (iii) paying the applicable Exercise Price multiplied by the number of Shares in respect of which such Warrants are being exercised (the "Exercise Amount"), together with any applicable taxes and governmental charges. The date three business days after a Warrant Exercise Notice is delivered is referred to for all purposes under this Agreement as the "Settlement Date".

         (d) The Exercise Amount shall be payable in lawful money of the United States of America either by certified or official bank or bank cashier's check payable to the order of the Company, or by wire transfer in immediately available funds of the Exercise Amount to the following account of the Warrant
Agent: Chase ABA ________, Acct _________ or such account of the Warrant Agent to be specified in writing by the Warrant Agent for such purpose from time to time.

         (e) Any exercise of a Warrant pursuant to the terms of this Agreement shall be irrevocable and shall constitute a binding agreement between the Holder and the Company, enforceable in accordance with its terms.

         (f)      The Warrant Agent shall:

                  (i) examine all Warrant Exercise Notices and all other documents delivered to it by or on behalf of holders as contemplated by the Warrant Certificates to ascertain whether, on their face, such Warrant Exercise Notices and any such other documents have been executed and completed in accordance with their terms and the terms of the Warrant Certificates;

                  (ii) where a Warrant Exercise Notice or other document appears on its face to have been improperly completed or executed or some other irregularity in connection with the exercise of the Warrants exists, the Warrant Agent shall endeavor to inform the appropriate parties (including the person submitting such instrument) of the need for fulfillment of all requirements, specifying those requirements which appear to be unfulfilled;

                  (iii) inform the Company of and cooperate with and assist the Company in resolving any reconciliation problems between Warrant Exercise Notices received and delivery of Warrants to the Warrant Agent's account;

                  (iv) advise the Company no later than one business day after receipt of a Warrant Exercise Notice, of (i) the receipt of such Warrant Exercise Notice and the number of Warrants exercised in accordance with the terms and conditions of this Agreement, (ii) the instructions with respect to delivery of the shares of Common Stock of the Company deliverable upon such exercise, subject to timely receipt from the Depositary of the necessary information, and (iii) such other information as the Company shall reasonably require; and

                  (v) subject to Common Stock being made available to the Warrant Agent by or on behalf of the Company for delivery to the Depositary, liaise with the Depositary and endeavor to effect such delivery to the relevant accounts at the Depositary in accordance with its requirements.

         (g) All questions as to the validity, form and sufficiency (including time of receipt) of a Warrant exercise will be determined by the Company in its sole discretion, which determination shall be final and binding. The Warrant Agent shall incur no liability for or in respect of such determination by the Company. The Company reserves the right to reject any and all Warrant Exercise Notices not in proper form or for which any corresponding agreement by the Company to exchange would, in the opinion of the Company, be unlawful. Such determination by the Company shall be final and binding on the Holders, absent manifest error. Moreover, the Company reserves the absolute right to waive any of the conditions to the exercise of Warrants or defects in Warrant Exercise Notices with regard to any particular exercise of Warrants. The Company shall be under no duty to give notice to the Holders of the Warrants of any irregularities in any exercise of Warrants, nor shall it incur any liability for the failure to give such notice.

         (h) As soon as practicable after the exercise of any Warrant, the Company shall issue, or otherwise deliver, in authorized denominations to or upon the order of the Holder of the Warrant Certificates evidencing such Warrants, either:

                  (i) if such Holder holds the Warrants being exercised through the Depositary's book-entry transfer facilities, by same-day or next-day credit to the Depositary for the account of such Holder or for the account of a participant in the Depositary the number of Shares to which such Holder is entitled, in each case registered in such name and delivered to such account as directed in the Warrant Exercise Notice by such Holder or by the direct participant in the Depositary through which such Holder is acting, or

                  (ii) if such Holder holds the Warrants being exercised in the form of Definitive Warrant Certificates, by delivery to the address designated by such Holder in its Warrant Exercise Notice of a physical certificate representing the number of Shares to which such Holder is entitled, in fully registered form, registered in such name or names as may be directed by such Holder. If less than all of the Warrants evidenced by a Warrant Certificate surrendered upon the exercise of Warrants are exercised at any time prior to the date of expiration for the Warrants, a new Warrant Certificate or Certificates shall be issued for the remaining number of Warrants evidenced by the Warrant Certificate so surrendered, and the Warrant Agent is hereby authorized to countersign the required new Warrant Certificate or Certificates pursuant to the provisions of Section 6 and this Section 7.

         SECTION 8. Cancellation of Warrants. If the Company shall purchase or otherwise acquire Warrants, the Warrant Certificates representing such Warrants shall thereupon be delivered to the Warrant Agent and be cancelled by it and retired. The Warrant Agent shall cancel all Warrant Certificates surrendered for exchange, substitution, transfer or exercise in whole or in part. Such cancelled Warrant Certificates shall thereafter be disposed of in a manner satisfactory to the Company.

         SECTION 9. Mutilated or Missing Warrant Certificates. If any of the Warrant Certificates shall be mutilated, lost, stolen or destroyed, the Company shall issue, and the

Warrant Agent shall countersign and deliver, in exchange and substitution for and upon cancellation of the mutilated Warrant Certificate, or in lieu of and substitution for the Warrant Certificate lost, stolen or destroyed, a new Warrant Certificate of like tenor and representing an equivalent number of Warrants, but only upon receipt of evidence reasonably satisfactory to the Company and the Warrant Agent of the loss, theft or destruction of such Warrant Certificate and an affidavit or the posting of an indemnity or bond, if requested by either the Company or the Warrant Agent, also satisfactory to them. Applicants for such substitute Warrant Certificates shall also comply with such other reasonable regulations and pay such other reasonable charges as the Company or the Warrant Agent may prescribe and as required by Section 8-405 of the Uniform Commercial Code as in effect in the State of New York.

         SECTION 10. Reservation of Shares. For the purpose of enabling it to satisfy any obligation to issue Shares upon exercise of Warrants, the Company will at all times through the Expiration Date, reserve and keep available, free from preemptive rights and out of its aggregate authorized but unissued or treasury shares of Common Stock, the number of Shares deliverable upon the exercise of all outstanding Warrants, and the transfer agent for the Company's Common Stock (such agent, in such capacity, as may from time to time be appointed by the Company, the "Transfer Agent") is hereby irrevocably authorized and directed at all times to reserve such number of authorized and unissued or treasury shares of Common Stock as shall be required for such purpose. The Company will keep a copy of this Agreement on file with such Transfer Agent and with every transfer agent for any Shares issuable upon the exercise of Warrants pursuant to Section 7. The Warrant Agent is hereby irrevocably authorized to requisition from time to time from such Transfer Agent stock certificates issuable upon exercise of outstanding Warrants, and the Company will supply such Transfer Agent with duly executed stock certificates for such purpose.

         Before taking any action that would cause an adjustment pursuant to
Section 12 reducing any Exercise Price below the then par value (if any) of the Shares issuable upon exercise of the Warrants, the Company will take any corporate action that may, in the opinion or based on the advice of its counsel (which may be counsel employed by the Company), be necessary in order that the Company may validly and legally issue fully paid and nonassessable Shares at such Exercise Price as so adjusted.

                  The Company covenants that all Shares issued upon exercise of the Warrants will, upon issuance in accordance with the terms of this Agreement, be fully paid and nonassessable and free from all taxes, liens, charges and security interests created by or imposed upon the Company with respect to the issuance and holding thereof.

         SECTION 11. Stock Exchange Listings. So long as any Warrants remain outstanding, the Company will use its best efforts and take all necessary action to have the Warrants and the Shares, immediately upon their issuance upon exercise of Warrants, (i) listed on each national securities exchange on which the Common Stock is then listed or (ii) if the Common Stock is not then listed on any national securities exchange, listed for quotation on the Nasdaq National Market System or such other over-the-counter quotation system, if any, on which the Common Stock may then be listed.

         SECTION 12. Adjustment of Exercise Price and Number of Shares Purchasable or Number of Warrants. The Exercise Price, the number of Shares purchasable upon the exercise of each Warrant and the number of Warrants outstanding are subject to adjustment from time to time upon the occurrence of the events enumerated in this Section 12.

         (a) Adjustments for dividends, distributions, etc. If the Company at any time or from time to time after the date hereof shall (i) pay a dividend or make a distribution on Common Stock consisting of shares of Common Stock,
(ii) subdivide its outstanding Shares, (iii) combine its outstanding shares of Common Stock into a smaller number of shares of Common Stock or (iv) issue, in a reclassification of the Common Stock, other securities of the Company (including any such reclassification in connection with a consolidation or merger of the Company in which the Company is the surviving entity), the number of Shares purchasable upon exercise of each Warrant immediately prior thereto shall be adjusted so that the Holder of each Warrant shall be entitled upon exercise to receive the kind and number of Shares or other securities of the Company that such Holder would have owned or have been entitled to receive after the happening of any of the events described above, had such Warrant been exercised immediately prior to the happening of such event or any record date with respect thereto. An adjustment made pursuant to this paragraph (a) shall become effective immediately after the effective date of such event retroactive to the record date, if any, for such event.

         (b) Adjustments for distributions of cash or assets, etc. If the Company at any time or from time to time after the date hereof shall distribute to all holders of Common Stock (including any such distribution made to the stockholders of the Company in connection with a consolidation or merger in which the Company is the continuing corporation) evidences of its indebtedness, cash or assets (other than (A) distributions and dividends payable in shares of Common Stock or (B) cash dividends or distributions paid out of retained earnings or surplus legally available for such dividends or distributions), then, in each case, the Exercise Price shall be adjusted by multiplying the Exercise Price in effect immediately prior to the record date for the determination of stockholders entitled to receive such distribution by a fraction, the numerator of which shall be the Market Price per share of Common Stock on such record date, less the fair market value (as determined in good faith by the Board of Directors of the Company, following the receipt of a valuation by an independent investment bank of national standing selected by the Board of Directors) of the portion of the evidences of indebtedness or assets so to be distributed, applicable to one share of Common Stock, and the denominator of which shall be such Market Price per share of Common Stock. Such adjustment shall become effective at the close of business on such record date. The term "Market Price" shall mean, with respect to any security (including Common Stock), as of a specified date (the "date of calculation"): (x) the average closing price of a such security for the ten consecutive trading days immediately preceding, but not including, the calculation date as reported on the principal national securities exchange on which the security is listed or admitted to trading or (y) if not listed or admitted to trading on any national securities exchange, the average of the closing bid and asked prices during such ten trading day period in the over-the-counter market as reported by the NASD Automated Quotation System ("Nasdaq") National Market or any comparable system or (z) in all other cases, as determined in good faith by the Board of Directors of the Company, based on a written valuation by an independent investment bank of national standing selected by the Board of Directors.

         (c) Adjustments for Organic Change with Consideration Consisting Solely of Cash. If, on or prior to the third anniversary of the Effective Date,
(A) the Company reorganizes its capital stock, reclassifies its capital stock or consolidates or merges with or into another person or enters into a business combination with another person (in the case of a reorganization, reclassification, consolidation, merger or business combination where the Company is not the surviving person (such successor or acquiring person being referred to as the "Successor Person")), or sells, leases, transfers or otherwise disposes of all or substantially all of its property, assets or business to another person (each, an "Organic Change"), (B) pursuant to the terms of such Organic Change, the consideration to be received by or distributed to the holders of Common Stock of the Company consists solely of cash; and (C) the aggregate value of such consideration to be distributed to the holders of Common Stock is less than the Maximum Consideration, then the Successor Person shall purchase the Warrants on the effective date of the Organic Change for an amount in cash equal to the Purchase Price.

         (d) Adjustments for Organic Change with Publicly Traded Company and Consideration Consisting of Registered and Listed Shares and/or Other Property. If, on or prior to the third anniversary of the Effective Date, (A) the Company consummates an Organic Change, (B) the Successor Person is a Publicly Traded Company, (C) pursuant to the terms of such Organic Change, the holders of Common Stock of the Company receive consideration consisting solely of Registered Shares of the Successor Person that are (or will, within 30 days following the Organic Change Date, be) Listed or Admitted for Trading and/or Other Property, and (D) the aggregate value of such consideration (as determined in good faith by the Board of Directors based on a written valuation by an independent investment bank of national standing selected by the Board of Directors) to be distributed to the holders of Common Stock is less than the Maximum Consideration, then the Successor Person shall elect to either:

                  (i) provide the Holder with the right to acquire and receive upon exercise of such Warrants, the number of Registered Shares of Successor Person and/or Other Property such Holder would have been entitled to receive had such Holder exercised the Warrant immediately prior to such Organic Change; or

                  (ii) purchase the Warrants on the effective date of the Organic Change for an amount in cash equal to the Purchase Price.

         (e) Adjustments for Organic Change with Publicly Traded Company and Consideration Consisting of Combination of Cash and Registered and Listed Shares and/or Other Property. If, on or prior to the third anniversary of the Effective Date, (A) the Company consummates an Organic Change, (B) the Successor Person is a Publicly Traded Company, (C) pursuant to the terms of such Organic Change, the holders of Common Stock of the Company receive consideration consisting of a combination of cash and Registered Shares of the Successor Person that are (or will, within 30 days following the Organic Change Date, be) Listed or Admitted for Trading and/or Other Property, and (D) the aggregate value of such consideration (as determined in good faith by the Board of Directors based on a written valuation by an independent investment bank of national standing selected by the Board of Directors) to be distributed to the holders of Common Stock is less than the Maximum Consideration, then the Successor Person shall elect to either:

                  (i) provide the Holders of the Warrants with the right to acquire and receive, upon exercise of such Warrants, (A) the number of Registered Shares of the Successor Person and/or Other Property such Holder would have been entitled to receive had such Holder exercised this Warrant immediately prior to such Organic Change and (B) an amount of cash equal to a proportion of the Purchase Price which is equal to the same proportion that the cash amount offered to the holders of shares of Common Stock bears to the Registered Shares and/or Other Property which is offered to the holders of shares of Common Stock; or

                  (ii) purchase the Warrants on the effective date of the Organic Change for an amount in cash equal to the Purchase Price.

         (f) Adjustments for Organic Change with Private Company as Successor Person. If, on or prior to the third anniversary of the Effective Date, (A) the Company consummates an Organic Change, (B) the Successor Person is not a Publicly Traded Company, and (C) the aggregate value of such consideration (as determined in good faith by the Board of Directors based on a written valuation by an independent investment bank of national standing selected by the Board of Directors) to be distributed to the holders of Common Stock is less than the Maximum Consideration, then the Successor Person shall purchase the Warrants on the effective date of the Organic Change for an amount in cash equal to the Purchase Price.

         (g) Adjustments for Organic Change for an Amount Greater than the Maximum Consideration. If, on or prior to the third anniversary of the Effective Date, (A) the Company consummates an Organic Change which shall be effected in such a way that the holders of the Common Stock shall be entitled to receive stock, securities, cash or Other Property (whether such stock, securities, cash or Other Property are issued or distributed by the Company or any other person) with respect to or in exchange for the Common Stock, (B) the aggregate value of such consideration (as determined in good faith by the Board of Directors based on a written valuation by an independent investment bank of national standing selected by the Board of Directors) to be distributed to the holders of Common Stock is greater than the Maximum Consideration and (C) whether or not the Successor Person is a Publicly Traded Company, then, as a condition of such Organic Change, lawful and adequate provision shall be made whereby the Holders of the Warrants shall have the right to acquire and receive upon exercise of such Warrants such shares of stock, securities, cash or Other Property issuable or payable (as part of the Organic Change) with respect to or in exchange for such number of outstanding shares of Common Stock as they would have been entitled to receive upon exercise of such Warrants had such Warrants been exercised immediately before such Organic Change, subject to adjustments (as determined in good faith by the Board of Directors).

         (h) Adjustments for Organic Change Three Years after the Effective Date. If, following the third anniversary of the Effective Date, (A) the Company consummates an Organic Change which shall be effected in such a way that the holders of the Common Stock shall be entitled to receive stock, securities, cash or Other Property (whether such stock, securities, cash or Other Property are issued or distributed by the Company or any other person) with respect to or in exchange for the Common Stock, (B) whether or not the aggregate value of such consideration to be distributed to the holders of Common Stock is less than the Maximum Consideration, and (C) whether or not the Successor Person is a Publicly Traded Company, then, as a condition of such Organic Change, lawful and adequate provision shall be made whereby the Holders of the Warrants shall have the right to acquire and receive upon exercise of such Warrants such shares of stock, securities, cash or Other Property issuable or payable (as part of the Organic Change) with respect to or in exchange for such number of outstanding shares of Common Stock as they would have been entitled to receive upon exercise of such Warrants had such Warrants been exercised immediately before such Organic Change, subject to adjustments (as determined in good faith by the Board of Directors).

         (i) Assumption by Successor Person. In the event of any Organic Change contemplated by Section 12(b) through (h) above, effective provisions shall be made in the certificate or articles of incorporation of the Successor Person, or in any contract of sale, merger, conveyance, lease, transfer or otherwise, so that the provisions set forth herein for the protection of the rights of the Holders of the Warrants shall thereafter continue to be applicable; and any such Successor Person shall expressly assume all of the obligations set forth under Section 12(b) through (h) above.

         (j) Notices. The Successor Company shall notify the Company, which in turn shall notify all Holders, in the manner provided in Section 14, of the Organic Change at least seven (7) days prior to the Organic Change Date. Such notice shall state:

                  (i) the option elected by the Successor Person pursuant to Section 12(d) or Section 12(e) hereof;

                  (ii)     the expected Organic Change Date;

                  (iii)    the Purchase Price, if applicable;

                  (iv) a detailed description of the consideration to be paid per share of Common Stock in the Organic Change to the holders of Common Stock; and

                  (v) a description of the procedure and the place or places where Warrants are to be surrendered for payment of the Purchase Price. No failure of the Company to give the foregoing notices or defect therein shall limit the Successor Person's right to, or affect the validity of the proceedings for, the purchase of Warrants.

         (k)      Definitions. For purposes of Section 12:

                  (i) "Black Scholes Warrant Value" shall mean the value of a Warrant on an Organic Change Date as determined by the Board of Directors immediately prior to such Organic Change (based upon the advice of an independent investment bank of national standing selected by the Board of Directors) and shall be determined by customary nationally recognized investment banking practices using the Black Scholes model. For purposes of calculating such amount, (1) the term of the Warrants will be the time from the Organic Change Date to the Expiration Date, (2) the assumed volatility will be 40%, (3) the assumed risk-free rate will equal the yield on the five-year U.S. Treasury securities, (4) the price for each share of Common Stock will be (x) the average closing price of a share of Common Stock for the five consecutive trading days immediately preceding, but not including, the Organic Change Date as reported on the principal national securities exchange on which the shares of Common Stock are Listed or Admitted for Trading or (y) if not Listed or Admitted for Trading on any national securities exchange, the average of the closing bid and asked prices during such five trading day period in the over-the-counter market as reported by the Nasdaq National Market or any comparable system or (z) in all other cases, as determined in good faith by the Board of Directors of the Company, following the receipt of a valuation by an independent bank of national standing selected by the Board of Directors and (v) the Exercise Price, as adjusted. For illustrative purposes only, an example of the determination of the Black Scholes Warrant Value is attached hereto as Exhibit D. The example of the determination of the Black Scholes Warrant Value set forth on Exhibit D shall not be binding on the Board of Directors or the investment bank selected by the Company in their determination of Black Scholes Warrant Value, it being understood that such investment bank's advice may result in a different calculation of Black Scholes Warrant Value, despite using the same assumptions set forth above.

                  (ii) "Listed or Admitted for Trading" means that the Registered Shares are listed for trading on the New York Stock Exchange or the Registered Shares are admitted for trading on the Nasdaq National Market System.

                  (iii)    "Maximum Consideration" means $957,300,000.

                  (iv) "Organic Change Date" means the date on which an Organic Change is consummated.

                  (v) "Other Property" means any property other than cash or Qualifying Common Equity Securities.

                  (vi) "Publicly Traded Company" means a Successor Person whose shares of common stock (i) are Registered Shares and (ii) are Listed or Admitted for Trading (or will be Listed or Admitted for Trading within 30 days following the Organic Change Date).

                  (vii) "Purchase Price" means, with respect to an Organic Change occurring:

                           (1)      during the period commencing on the
                  Effective Date until and including the second anniversary thereof, the Black Scholes Warrant Value; and

                           (2) during the period commencing on the day after the second anniversary of the Effective Date until and including the third anniversary thereof, (x) 0.50 multiplied by (y) the Black Scholes Warrant Value.

                  (viii) "Registered Shares" means shares which have been registered (or will be registered within 30 calendar days following the Organic Change Date) under Section 12 of the Securities Exchange Act of 1934, as amended, with the Securities and Exchange Commission.

                  (ix) "Qualifying Common Equity Securities" means the regular common stock of the surviving entity in a consolidation, merger, combination or the acquiring entity in a tender or exchange offer, except that if the surviving entity or acquiring entity has a parent corporation, it shall be the regular common stock of the parent corporation.

         (l) Adjustments for the issuance of Common Stock at less than Market Price.

                  (i) If the Company issues or sells any Common Stock other than Excluded Stock without consideration or for consideration per share less than the Market Price of the Common Stock, as of the day of such issuance or sale, the Exercise Price in effect immediately prior to each such issuance or sale will immediately (except as provided below) be reduced to the price determined by multiplying the Exercise Price, in effect immediately prior to such issuance or sale, by a fraction, (1) the numerator of which shall be (x) the number of shares of Common Stock outstanding immediately prior to such issuance or sale plus (y) the number of shares of Common Stock which the aggregate consideration received by the Company for the total number of such additional shares of Common Stock so issued or sold would purchase at the Market Price on the last trading day immediately preceding such issuance or sale and (2) the denominator of which shall be the number of shares of Common Stock outstanding immediately after such issue or sale. In such event, the number of shares of Common Stock issuable upon the exercise of this Warrant shall be increased to the number obtained by dividing (i) the product of (a) the number of Shares issuable upon the exercise of this Warrant before such adjustment, and (b) the Exercise Price in effect immediately prior to the issuance giving rise to this adjustment by (ii) the new Exercise Price determined in accordance with the immediately preceding sentence. For the purposes of any adjustment of the Exercise Price and the number of Shares issuable upon exercise of this Warrant pursuant to this Section 12(l), the following provisions shall be applicable:

                           (1) In the case of the issuance of Common Stock for cash, the amount of the consideration received by the Company shall be deemed to be the amount of the cash proceeds received by the Company for such

                  Common Stock before deducting therefrom any discounts or commissions allowed, paid or incurred by the Company for any underwriting or placement in connection with the issuance and sale thereof.

                           (2) In the case of the issuance of Common Stock (otherwise than upon the conversion of any securities of the Company) for a consideration in whole or in part other than cash, including securities acquired in exchange therefor (other than securities by their terms so exchangeable), the consideration other than cash shall be deemed to be the fair value thereof (which, in the case of consideration consisting of securities which are publicly traded, the Market Price of such securities) as determined by the Board of Directors based on a written valuation from an independent investment bank of national standing selected by the Board of Directors.

                           (3) In the case of the issuance of (a) options, warrants or other rights to purchase or acquire Common Stock (whether or not at the time exercisable) or (b) securities by their terms convertible into or exchangeable for Common Stock (whether or not at the time so convertible or exchangeable) or options, warrants or rights to purchase such convertible or exchangeable securities (whether or not at the time exercisable):

                                    (a)      the aggregate maximum number of
                           shares of Common Stock deliverable upon exercise of such options, warrants or other rights to purchase or acquire Common Stock shall be deemed to have been issued at the time such options, warrants or rights are issued and for a consideration equal to the consideration (determined in the manner provided in Section 12(l)(1) and (2)), if any, received by the Company upon the issuance of such options, warrants or rights plus the minimum purchase price provided in such options, warrants or rights for the Common Stock covered thereby;

                                    (b)      the aggregate maximum number of
                           shares of Common Stock deliverable upon conversion of or in exchange for any such convertible or exchangeable securities, or upon the exercise of options, warrants or other rights to purchase or acquire such convertible or exchangeable securities and the subsequent conversion or exchange thereof, shall be deemed to have been issued at the time such securities were issued or such options, warrants or rights were issued and for a consideration equal to the consideration, if any, received by the Company for any such securities and related options, warrants or rights (excluding any cash received on account of accrued interest or accrued dividends), plus the additional consideration (determined in the manner provided in Section 12(l)(1) and (2)), if any, to be received by the

                           Company upon the conversion or exchange of such securities, or upon the exercise of any related options, warrants or rights to purchase or acquire such convertible or exchangeable securities and the subsequent conversion or exchange thereof;

                                    (c)      on any change in the number of
                           shares of Common Stock deliverable upon exercise of any such options, warrants or rights or conversion or exchange of such convertible or exchangeable securities or any change in the consideration to be received by the Company upon such exercise, conversion or exchange, but excluding changes resulting from the anti-dilution provisions thereof (to the extent comparable to the anti-dilution provisions contained herein), the Exercise Price and the number of Shares issuable upon exercise of this Warrant as then in effect shall forthwith be readjusted to such Exercise Price and number of Shares as would have been obtained had an adjustment been made upon the issuance of such options, warrants or rights not exercised prior to such change, or of such convertible or exchangeable securities not converted or exchanged prior to such change, upon the basis of such change;

                                    (d)      on the expiration or cancellation
                           of any such options, warrants or rights (without exercise), or the termination of the right to convert or exchange such convertible or exchangeable securities (without exercise), if the Exercise Price and the number of Shares issuable upon exercise of this Warrant shall have been adjusted upon the issuance thereof, the Exercise Price and the number of Shares issuable upon exercise of this Warrant shall forthwith be readjusted to such Exercise Price and number of Shares as would have been obtained had an adjustment been made upon the issuance of such options, warrants, rights or such convertible or exchangeable securities on the basis of the issuance of only the number of shares of Common Stock actually issued upon the exercise of such options, warrants or rights, or upon the conversion or exchange of such convertible or exchangeable securities; and

                                    (e)      if the Exercise Price and the
                           number of Shares issuable upon exercise of this Warrant shall have been adjusted upon the issuance of any such options, warrants, rights or convertible or exchangeable securities, no further adjustment of the Exercise Price and the number of Shares issuable upon exercise of this Warrant shall be made for the actual issuance of Common Stock upon the exercise, conversion or exchange thereof.

                  (ii) For the purposes of Section 12 (l), the following definitions apply:

                  (1)      "Excluded Stock" means:

                           (a) shares of Common Stock issued by the Company as a stock dividend payable in shares of Common Stock, or upon any subdivision or split-up of the outstanding shares of Common Stock in each case which is subject to Section 12(a) (but not the issuance of such Common Stock which will be subject to the provisions of Section 12(l)(i)(3));

                           (b) the issuance of shares of Common Stock in any registered firm commitment underwritten public offering which, for the avoidance of doubt, shall not be taken to include a transaction involving a private placement of shares of Common Stock in the Company, including one which is followed by a registration statement of the shares so placed within 90 days of the closing of such placement (provided further, however, that the determination of Market Price in such private placement transaction shall not take into account usual and customary placement agent fees, discounts and commissions);

                           (c) the issuance of Common Stock in connection with any debt financing (including upon the exercise of any warrants issued in connection with such financings) approved by the Board of Directors from or with one or more unaffiliated third parties, provided that any such issuances, in the aggregate, shall in no event exceed 10% of the then current outstanding shares of Common Stock (calculated on a fully diluted basis, as adjusted);

                           (d) the issuance of shares of Common Stock (including upon exercise of options) to directors, officers, and covered employees of the Company pursuant to the Company Incentive Plan (as defined in the Plan);

                           (e) the issuance of shares of Common Stock in connection with acquisitions of assets or securities of another Person (other than issuances to affiliates of the Company) in a bona fide arm's length transaction approved by the Board of Directors, where the price of the shares of Common Stock at issuance is lower than the Market Price on the date the agreement for such acquisition was executed by virtue of a change in the trading price of the shares of Common Stock;

                           (f) the issuance of Common Stock and Warrants in connection with the Plan; and

                  (2)      "Market Price" has the meaning given in Section
12(b).

         (m) No adjustment in the number of Shares purchasable hereunder shall be required unless such adjustment would require an increase or decrease of at least one percent (1.0%) in the number of Shares purchasable upon the exercise of each Warrant; provided, however, that any adjustments that by reason of this Section 12(m) are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations shall be made to the nearest cent and to the nearest one-hundredth of a share of Common Stock, as the case may be.

         (n) Whenever the number of shares of Common Stock purchasable upon the exercise of any Warrant is adjusted as herein provided (whether or not the Company then or thereafter elects to issue additional Warrants in substitution for an adjustment in the number of Shares as provided in Section 12(p)), the Exercise Price payable upon exercise of such Warrant shall be adjusted by multiplying such Exercise Price immediately prior to such adjustment by a fraction, of which the numerator shall be the number of Shares purchasable upon the exercise of such Warrant immediately prior to such adjustment, and of which the denominator shall be the number of Shares so purchasable immediately thereafter.

         (o) For the purpose of this Section 12, the term "shares of Common Stock" shall mean (i) the shares of stock designated as the Common Stock of the Company at the date of this Agreement, or (ii) any other class of stock resulting from successive changes or reclassification of such shares consisting solely of changes in par value, or from par value to no par value, or from no par value to par value. If at any time, as a result of an adjustment made pursuant to Section 12(a), the holders of Warrants shall become entitled to purchase any shares of the Company other than shares of Common Stock, thereafter the number of such other shares so purchasable upon exercise of each Warrant and the applicable Exercise Price of such shares shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to such shares contained in Section 12(a) through (n), inclusive, above, and the provisions contained in this Agreement with respect to such shares of Common Stock, shall apply on like terms to any such other shares.

         (p) The Company may elect, in its sole discretion, on or after the date of any adjustment required by paragraphs (a) through (n) of this Section 12, to adjust the number of Warrants in substitution for an adjustment in the number of Shares purchasable upon the exercise of a Warrant. Each of the Warrants outstanding after such adjustment of the number of Warrants shall be exercisable for the same number of Shares as immediately prior to such adjustment. Each Warrant held of record prior to such adjustment of the number of Warrants shall become that number of Warrants (calculated to the nearest one-hundredth) obtained by dividing the applicable Exercise Price in effect prior to adjustment of such Exercise Price by the applicable Exercise Price in effect after adjustment of such Exercise Price. The Company shall notify the holders of Warrants of its election to adjust the number of Warrants in the same manner as provided in the first paragraph of Section 14, indicating the record date for the adjustment, and, if known at the time, the amount of the adjustment to be made, and shall give prompt written notice thereof to the Warrant Agent. This record date may be the date on which the Exercise Price is adjusted or any day thereafter. Upon each adjustment of the number of Warrants pursuant to this
Section 12(p) the Company shall, as promptly as practicable, cause to be distributed to holders of record of Warrants on such record date Warrant Certificates evidencing, subject to Section 13, the additional Warrants to which such holders shall be entitled as a result of such adjustment, or, at the option of the Company, shall cause to be distributed to such holders of record in substitution and replacement for the Warrant Certificates held by such holders prior to the date of adjustment, and upon surrender thereof, if required by the Company, new Warrant Certificates evidencing all the Warrants to be issued, executed and registered in the manner specified in Sections 4 and 5 (and which may bear, at the option of the Company, the applicable adjusted Exercise Price) and shall be registered in the names of the holders of record of Warrant Certificates on the record date specified in the notice.

         (q) Except as provided in Section 12(a), no adjustment in respect of any dividends shall be made during the term of a Warrant or upon the exercise of a Warrant.

         (r) Irrespective of any adjustments in an Exercise Price or the number or kind of shares of Common Stock purchasable upon the exercise of the Warrants, Warrants theretofore or thereafter issued may continue to express the same price and number and kind of shares of Common Stock as are stated in the Warrants initially issuable pursuant to this Agreement. The Company, however, may at any time in its sole discretion make any change in the form of Warrant Certificate that it may deem appropriate to give effect to such adjustments and that does not affect the substance of the Warrant Certificate (including the rights, duties or obligations of the Warrant Agent), and any Warrant Certificate thereafter issued, whether in exchange or substitution for an outstanding Warrant Certificate or otherwise, may be in the form as so changed.

         SECTION 13. Fractional Shares. Notwithstanding any adjustment pursuant to Section 12 in the number of Shares purchasable upon the exercise of a Warrant, the Company shall not be required to issue Warrants to purchase fractions of Shares, or to issue fractions of Shares upon exercise of the Warrants, or to distribute certificates which evidence fractional Shares.

         SECTION 14. Notices to Warrantholders. Upon any adjustment of the number of Shares purchasable upon exercise of each Warrant, any Exercise Price or the number of Warrants outstanding including any adjustment pursuant to
Section 12, the Company, within 20 calendar days thereafter (except as otherwise provided in Section 12(j)), shall (i) cause to be filed with the Warrant Agent a certificate signed by the Chairman of the Board, Chief Executive Officer, the President, any Vice President or Treasurer of the Company setting forth the event giving rise to such adjustment, such Exercise Price and either the number of Shares purchasable upon exercise of each Warrant or the additional number of Warrants to be issued for each previously outstanding Warrant, as the case may be, after such adjustment and setting forth in reasonable detail the method of calculation and the facts upon which such adjustment was made, which certificate shall be conclusive evidence of the correctness of the matters set forth therein, and (ii) cause to be given to each of the registered holders of the Warrant Certificates at such holder's address appearing on the Warrant Register, written notice of such adjustments by first-class mail, postage prepaid. Where appropriate, such notice may be given in advance and included as a part of the notice required to be mailed under the other provisions of this Section 14. The Warrant Agent shall be fully protected in relying in good faith on any such certificate and in making any adjustment described therein and shall have no duty with respect to, and shall not be deemed to have knowledge of, any adjustment unless and until it shall have received such a certificate.

     If:

         (a) the Company shall order, declare, make or pay any dividend payable in any securities upon its shares of Common Stock or make any distribution (other than a cash dividend) to the holders of its shares of Common Stock; or

         (b) the Company shall offer to the holders of its shares of Common Stock any additional shares of Common Stock or securities convertible into shares of Common Stock or any right to subscribe thereto;

         (c) there shall be a dissolution, liquidation or winding up of the Company (other than in connection with a consolidation, merger or sale of all or substantially all of its property, assets and business as an entirety); or

         (d)      an Organic Change is to be consummated;

then the Company shall (i) cause written notice of such event to be filed with the Warrant Agent and shall cause written notice of such event to be given to each of the registered holders of the Warrant Certificates at such holder's address appearing on the Warrant Register, by first-class mail, postage prepaid, and (ii) make a public announcement in a daily newspaper of general circulation in New York City of such event, and make prompt written notification thereof to the Warrant Agent, such giving of notice and publication to be completed at least 10 calendar days (or 20 calendar days in any case specified in paragraph
(c) above) prior to the date fixed as a record date or the date of closing the transfer books for the determination of the stockholders entitled to such dividend, distribution or subscription rights, or for the determination of stockholders entitled to vote on such proposed dissolution, liquidation or winding up. Such notice shall specify such record date or the date of closing the transfer books, as the case may be. The failure to give the notice required by this Section 14 or any defect therein shall not affect the legality or validity of any distribution, right, warrant, dissolution, liquidation or winding up or the vote upon or any other action taken in connection therewith.

         SECTION 15. Merger, Consolidation or Change of Name of Warrant Agent. Any person into which the Warrant Agent may be merged or converted or with which it may be consolidated, or any person resulting from any merger, conversion or consolidation to which the Warrant Agent is a party, or any person succeeding to the shareholder services business of the Warrant Agent, shall be the successor to the Warrant Agent hereunder without the execution or filing of any document or any further act on the part of any of the parties hereto, if such person would be eligible for appointment as a successor Warrant Agent under the provisions of Section 17. If any of the Warrant Certificates have been countersigned but not delivered at the time such successor to the Warrant Agent succeeds under this Agreement, any such successor to the Warrant Agent may adopt the countersignature of the original Warrant Agent; and if at that time any of the Warrant Certificates shall not have been countersigned, any successor to the Warrant Agent may countersign such Warrant Certificates either in the name of the predecessor Warrant Agent or in the name of the successor Warrant Agent; and in all such cases such Warrant Certificates shall have the full force provided in the Warrant Certificates and in this Agreement.

         If at any time the name of the Warrant Agent is changed and at such time any of the Warrant Certificates have been countersigned but not delivered, the Warrant Agent whose name has changed may adopt the countersignature under its prior name; and if at that time any of the Warrant Certificates have not been countersigned, the Warrant Agent may countersign such Warrant Certificates either in its prior name or in its changed name; and in all such cases such Warrant Certificates shall have the full force provided in the Warrant Certificates and in this Agreement.

         Section 16. Warrant Agent. The Warrant Agent undertakes only the duties and obligations expressly imposed by this Agreement and the Warrant Certificate, in each case upon the following terms and conditions, by all of which the Company and the holders of Warrants, by their acceptance thereof, shall be bound:

         (a) The statements contained herein and in the Warrant Certificates shall be taken as statements of the Company, and the Warrant Agent assumes no responsibility for the accuracy of any of the same except such as describe the Warrant Agent or action taken or to be taken by it. Except as otherwise provided herein, the Warrant Agent assumes no responsibility with respect to the execution, delivery or distribution of the Warrant Certificates.

         (b) The Warrant Agent shall not be responsible for any failure of the Company to comply with any of the covenants contained in this Agreement or in the Warrant Certificates to be complied with by the Company, nor shall it at any time be under any duty or responsibility to any holder of a Warrant to make or cause to be made any adjustment in any Exercise Price or in the number of Shares issuable upon exercise of any Warrant (except as instructed by the Company), or to determine whether any facts exist that may require any such adjustments, or with respect to the nature or extent of or method employed in making any such adjustments when made.

         (c) The Warrant Agent may consult at any time with counsel satisfactory to it (who may also be counsel for the Company), and the Warrant Agent shall incur no liability or responsibility to the Company or any holder of any Warrant Certificate in respect of any action taken, suffered or omitted by it hereunder in good faith and in accordance with the opinion or the advice of such counsel, absent gross negligence, bad faith or willful misconduct (each as determined by a final order, judgment, ruling or decree of a court of competent jurisdiction) in the selection and continued retention of such counsel and the reliance on such counsel's advice.

         (d) The Warrant Agent shall incur no liability or responsibility to the Company or to any holder of any Warrant Certificate for any action taken in reliance on any notice, resolution, waiver, consent, order, certificate or other paper, document or instrument believed by it to be genuine and to have been signed, sent or presented by the proper party or parties.

         (e) The Company agrees to pay to the Warrant Agent reasonable compensation for all services rendered by the Warrant Agent under this Agreement, to reimburse the Warrant Agent upon demand for all reasonable out-of-pocket expenses incurred by the Warrant Agent in the preparation, administration, delivery, execution and amendment of this Agreement and the performance of its duties under this Agreement and to indemnify the Warrant

Agent and save it harmless against any and all losses, liabilities and expenses, including judgments, damages, fines, penalties, claims, demands, costs and reasonable counsel fees and expenses, for anything done or omitted by the Warrant Agent arising out of or in connection with this Agreement except as a result of its negligence, bad faith or willful misconduct (each as determined by a final order, judgment, ruling or decree of a court of competent jurisdiction). The costs and expenses incurred by the Warrant Agent in enforcing the right to indemnification shall be paid by the Company unless it is determined by a final order, judgment, decree or ruling of a court of competent jurisdiction that the Warrant Agent is not entitled to indemnification due to its negligence, bad faith or willful misconduct. Notwithstanding the foregoing, the Company shall not be responsible for any settlement made without its written consent.

         (f) The Warrant Agent shall be under no obligation to institute any action, suit or legal proceeding or to take any other action likely to involve expense unless the Company or one or more registered holders of Warrant Certificates furnishes the Warrant Agent with reasonable security and indemnity for any costs or expenses that may be incurred. All rights of action under this Agreement or under any of the Warrants may be enforced by the Warrant Agent without the possession of any of the Warrant Certificates or the production thereof at any trial or other proceeding relative thereto, and any such action, suit or proceeding instituted by the Warrant Agent shall be brought in its name as Warrant Agent, and any recovery or judgment shall be for the ratable benefit of the registered holders of the Warrants, as their respective rights or interests may appear.

         (g) The Warrant Agent, and any stockholder, affiliate, director, officer or employee thereof, may buy, sell or deal in any of the Warrants or other securities of the Company or become pecuniarily interested in any transaction in which the Company is interested, or contract with or lend money to the Company or otherwise act as fully and freely as though it was not the Warrant Agent under this Agreement, or a stockholder director, officer or employee of the Warrant Agent, as the case may be. Nothing herein shall preclude the Warrant Agent from acting in any other capacity for the Company or for any other legal entity.

         (h) The Warrant Agent shall act hereunder solely as agent for the Company, and its duties shall be determined solely by the provisions hereof. The Warrant Agent shall not be liable for anything that it may do or refrain from doing in connection with this Agreement except in connection with its own negligence, bad faith or willful misconduct (each as determined by a final order, judgment, decree or ruling of a court of competent jurisdiction). In no event will the Warrant Agent be liable for special, indirect, incidental, punitive or consequential loss or damage of any kind whatsoever, even if the Warrant Agent has been advised of the possibility of such loss or damage.

         (i) The Company agrees that it will perform, execute, acknowledge and deliver or cause to be performed, executed, acknowledged and delivered all such further and other acts, instruments and assurances as may reasonably be required by the Warrant Agent for the carrying out or performing of the provisions of this Agreement.

         (j) The Warrant Agent shall not be under any responsibility in respect of the validity of this Agreement or the execution and delivery hereof (except the due and validly authorized execution hereof by the Warrant Agent) or in respect of the validity or execution of any Warrant Certificate (except its due and validly authorized countersignature thereof), nor shall the Warrant Agent by any act hereunder be deemed to make any representation or warranty as to the authorization or reservation of the Shares to be issued pursuant to this Agreement or any Warrant Certificate or as to whether the Shares will when issued be validly issued, fully paid and nonassessable or as to the Exercise Price or the number of Shares issuable upon exercise of any warrant.

         (k) The Warrant Agent is hereby authorized and directed to accept instructions with respect to the performance of its duties hereunder from the Chairman of the Board, the Chief Executive Officer, the President, the Chief Financial Officer, any Vice President, the Treasurer, the Secretary or an Assistant Secretary of the Company, and to apply to such officers for advice or instructions in connection with its duties, and such instructions shall be full authorization and protection to the Warrant Agent and the Warrant Agent shall not be liable for any action taken, suffered to be taken, or omitted to be taken by it in good faith in accordance with instructions of any such officer or in good faith reliance upon any statement signed by any one of such officers of the Company with respect to any fact or matter (unless other evidence in respect thereof is herein specifically prescribed) which may be deemed to be conclusively proved and established by such signed statement.

         (l) No provision of this Agreement shall require the Warrant Agent to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder or in the exercise of its rights if it believes that repayment of such funds or adequate indemnification against such risk or liability is not reasonably assured to it.

         (m) If the Warrant Agent shall receive any notice or demand (other than notice of or demand for exercise of Warrants) addressed to the Company by any Holder pursuant to the provisions of the Warrant Certificates, the Warrant Agent shall promptly forward such notice or demand to the Company.

         (n) No provision of this Agreement shall be construed to relieve the Warrant Agent from liability for its own bad faith or its willful misconduct.

         (o) The provisions of this Section 16 shall survive the termination of this Agreement, the exercise or expiration of the Warrants and the resignation or removal of the Warrant Agent.

         SECTION 17. Change of Warrant Agent. If the Warrant Agent resigns (such resignation to become effective not earlier than 90 calendar days after the giving of written notice thereof to the Company and the Holders) or shall be adjudged a bankrupt or an insolvent, or shall file a voluntary petition in bankruptcy or make an assignment for the benefit of its creditors or consent to the appointment of a receiver of all or any substantial part of its property or affairs or shall generally not pay its debts as such debts become due, or shall admit in writing its inability to pay or meet its debts generally as they become due, or if an order of any court shall be entered approving any petition filed by or against the Warrant Agent under the provisions of bankruptcy laws or any similar legislation, or if a receiver, trustee or other similar official of it or of all or any substantial part of its property shall be appointed, or if any public officer shall take charge or control of it or of its property or affairs, for the purpose of rehabilitation, conservation, protection, relief, winding up or liquidation, or becomes incapable of acting as Warrant Agent or if the Board of Directors of the Company by resolution removes the Warrant Agent (such removal to become effective not earlier than 30 calendar days after the filing of a certified copy of such resolution with the Warrant Agent and the giving of written notice of such removal to the registered holders of Warrant Certificates), the Company shall appoint a successor to the Warrant Agent. If the Company fails to make such appointment within a period of 60 calendar days after such removal or after it has been so notified in writing of such resignation or incapacity by the Warrant Agent or by the registered holder of a Warrant Certificate (in the case of incapacity), then the registered holder of any Warrant Certificate may apply to any court of competent jurisdiction for the appointment of a successor to the Warrant Agent. Pending appointment of a successor to the Warrant Agent, either by the Company or by such a court, the duties of the Warrant Agent shall be carried out by the Company. Any successor Warrant Agent, whether appointed by the Company or by such a court, shall be a bank or trust company, in good standing, incorporated under the laws of any state or of the United States of America. As soon as practicable after appointment of the successor Warrant Agent, the Company shall cause written notice of the change in the Warrant Agent to be given to each of the Holders at such Holder's address appearing on the Warrant Register. After appointment, the successor Warrant Agent shall be vested with the same powers, rights, duties and responsibilities as if it had been originally named as Warrant Agent without further act or deed. The former Warrant Agent shall deliver and transfer to the successor Warrant Agent any property at the time held by it hereunder and execute and deliver, at the expense of the Company, any further assurance, conveyance, act or deed necessary for the purpose. Failure to give any notice provided for in this Section 17 or any defect therein, shall not affect the legality or validity of the removal of the Warrant Agent or the appointment of a successor Warrant Agent, as the case may be.

         SECTION 18. Holder Not Deemed a Stockholder. Nothing contained in this Agreement or in any of the Warrant Certificates shall be construed as conferring upon the holders thereof the right to vote or to receive dividends or to consent or to receive notice as stockholders in respect of the meetings of stockholders or for the election of directors of the Company or any other matter, or any rights whatsoever as stockholders of the Company.

         SECTION 19. Notices to Company and Warrant Agent. Any notice or demand authorized by this Agreement to be given or made by the Warrant Agent or by any Holder to or on the Company shall be sufficiently given or made if sent by certified mail, return receipt requested, addressed (until another address is filed in writing by the Company with the Warrant Agent), or by facsimile transmission with receipt confirmed, as follows:

                  Exide Technologies
                  13000 Deerfield Parkway Building 200
                  Alpharetta, GA 30004
                  Attention:  General Counsel
                  Facsimile No.:  (678) 566-9229

         If the Company fails to maintain such office or agency or fails to give such notice of any change in the location thereof, presentation may be made and notices and demands may be served at the principal office of the Warrant Agent.

         Any notice pursuant to this Agreement to be given by the Company or by any Holder to the Warrant Agent shall be sufficiently given if sent by certified mail, return receipt requested, addressed (until another address is filed in writing by the Warrant Agent with the Company), or by facsimile transmission with receipt confirmed, as follows:

                  American Stock Transfer & Trust Company
                  59 Maiden Lane
                  Plaza Level
                  New York NY 10038
                  Attention:  Executive Vice-President
                  Facsimile No.:  (718) 263-4588

    The Warrant Agent maintains a Warrant Agent Office at:

                  American Stock Transfer & Trust Company
                  59 Maiden Lane
                  Plaza Level
                  New York NY 10038

         SECTION 20. Payment of Taxes and Charges. The Company will from time to time promptly pay to the Warrant Agent, or make provisions satisfactory to the Warrant Agent for the payment of, all taxes and charges that may be imposed by the United States or any state upon the Company or the Warrant Agent in connection with the issuance or delivery of Shares upon the exercise of any Warrants, but any taxes or charges in connection with the issuance of Warrant Certificates or certificates for Shares in any name other than that of the registered holder of the Warrant Certificate surrendered shall be paid by such registered holder; and, in such case, the Company shall not be required to issue or deliver any Warrant Certificate or certificate for Shares until such taxes or charges shall have been paid or it has been established to the Company's satisfaction that no tax or charge is due. The Warrant Agent shall have no duty or obligation under this Section unless and until it is satisfied that all such taxes and charges have been paid.

         SECTION 21. Supplements and Amendments. This Agreement constitutes the entire agreement and supersedes all other prior agreements and understandings, both written and oral, among the parties, or any of them, with respect to the subject matter hereof and may not be amended, except in a writing signed by both of them.

         The Company and the Warrant Agent may from time to time supplement or amend this Agreement or the Warrants (a) without the approval of any Holders in order to cure any ambiguity, manifest error or other mistake in this Agreement or the Warrants, or to correct or supplement any provision contained herein or in the Warrants that may be defective or inconsistent with any other provision herein or in the Warrants, or to make any other provisions in regard to matters or questions arising hereunder that the Company and the Warrant Agent may deem necessary or desirable and that shall not adversely affect, alter or change the interests of the Holders or (b) with the prior written consent of holders of the Warrants exercisable for a majority of the Shares then issuable upon exercise of the Warrants then outstanding; provided, however that each amendment or supplement that decreases the Warrant Agent's rights or increases its duties and responsibilities hereunder shall also require the prior written consent of the Warrant Agent.

         SECTION 22. Successors. All the covenants and provisions of this Agreement by or for the benefit of the Company or the Warrant Agent shall bind and inure to the benefit of their respective successors and assigns hereunder.

         SECTION 23. Termination. This Agreement shall terminate on the Expiration Date. Notwithstanding the foregoing, this Agreement will terminate on any earlier date when all Warrants have been exercised. The provisions of
Section 16, this Section 23, Section 24 and Section 25 shall survive such termination and the resignation or removal of the Warrant Agent.

         SECTION 24. Governing Law Venue and Jurisdiction. This Agreement and each Warrant Certificate issued hereunder shall be deemed to be a contract made under the laws of the State of New York and for all purposes shall be governed by and construed in accordance with the laws of such State. Each party hereto consents and submits to the jurisdiction of the courts of the State of New York and of the federal courts of the Southern District of New York in connection with any action or proceeding brought against it that arises out of or in connection with, that is based upon, or that relates to this Agreement or the transactions contemplated hereby. In connection with any such action or proceeding in any such court, each party hereto hereby waives personal service of any summons, complaint or other process and hereby agrees that service thereof may be made in accordance with the procedures for giving notice set forth in Section 19 hereof. Each party hereto hereby waives any objection to jurisdiction or venue in any such court in any such action or proceeding and agrees not to assert any defense based on lack of jurisdiction or venue in any such court in any such action or proceeding.

         SECTION 25. Benefits of this Agreement. Nothing in this Agreement shall be construed to give to any person other than the Company, the Warrant Agent and the Holders any legal or equitable right, remedy or claim under this Agreement, and this Agreement shall be for the sole and exclusive benefit of the Company, the Warrant Agent and the registered holders of the Warrant Certificates.

         SECTION 26. Counterparts. This Agreement may be executed in any number of counterparts and each such counterpart shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument.

         SECTION 27. Headings. The headings of sections of this Agreement have been inserted for convenience of reference only, are not to be considered a part hereof and in no way modify or restrict any of the terms or provisions hereof.

         SECTION 28. Meaning of Terms Used in Agreement. The language used in this Agreement shall be deemed to be the language chosen by the parties to express their mutual intent, and no rule of strict construction shall be applied against any party. Any references to any federal, state, local or foreign statute or law shall also refer to all rules and regulations promulgated thereunder, unless the context otherwise requires. Unless the context otherwise requires: (a) a term has the meaning assigned to it by this Agreement; (b) forms of the word "include" mean that the inclusion is not limited to the items listed; (c) "or" is disjunctive but not exclusive; (d) words in the singular include the plural, and in the plural include the singular; (e) provisions apply to successive events and transactions; (f) "hereof", "hereunder", "herein" and "hereto" refer to the entire Agreement and not any section or subsection; (g) "$" means the currency of the United States; (h) "business day" means any day, except for Saturday and Sunday, on which banks are not required or authorized by law or executive order to close in New York City; and (i) "person" means a natural person, a partnership, a corporation, a limited liability company, an association, a joint stock company, a trust, a joint venture, an unincorporated organization or other entity, or a governmental entity or any department, agency or political subdivision thereof.

         SECTION 29. Severability. If any part of this Agreement shall be held to be invalid or unenforceable by any court, or regulatory agency or body, such invalidity or unenforceability shall attach only to such part and shall not affect the validity or enforceability of the rest of this Agreement. Furthermore, in lieu of any such invalid or unenforceable provision or condition, the parties hereto intend that there shall be added as a part of this Agreement a provision as similar in terms and commercial effect to such invalid or unenforceable provision as may be possible and be valid and enforceable.

                      [The next page is the signature page]

         IN WITNESS WHEREOF, the parties hereto have caused this Warrant Agreement to be executed and delivered as of the day and year first above written.

                                    EXIDE TECHNOLOGIES

                                    By: /s/ Stuart H. Kupinsky
                                        ----------------------
                                    Name: Stuart H. Kupinsky
                                    Title: Executive Vice President, General
                                    Counsel and Secretary

                                    AMERICAN STOCK TRANSFER & TRUST COMPANY


                                    By:  /s/ Herbert J. Lemmer
                                         --------------------------------------
                                    Name: Herbert J. Lemmer
                                    Title: Vice President

                                   EXHIBIT A-1

                      [FORM OF FACE OF WARRANT CERTIFICATE]
                             VOID AFTER MAY 5, 2011

                                                           CUSIP No. 302051 12 3
No.________________                                     WARRANT TO PURCHASE ____
                                                          SHARES OF COMMON STOCK

                               EXIDE TECHNOLOGIES

                        WARRANT TO PURCHASE COMMON STOCK

                  This Warrant Certificate ("Warrant Certificate") certifies that ________________ or its registered assigns is the registered holder of a Warrant (the "Warrant") of Exide Technologies, a Delaware corporation (the "Company"), to purchase the number of shares (the "Shares") of Common Stock, par value $0.01 per share (the "Common Stock"), of the Company set forth above. This warrant expires in the year 2011 on the date set forth in the Warrant Agreement, which date is the seventh anniversary of the effective date of the Plan (such date, the "Expiration Date"), and entitles the holder to purchase from the Company the number of fully paid and nonassessable Shares set forth above at the exercise price (the "Exercise Price") multiplied by the number of Shares set forth above (the "Exercise Amount"), payable to the Company by wire transfer in immediately available funds of the Exercise Amount to an account of the Warrant Agent specified in writing by the Warrant Agent for such purpose, no later than 5:00 p.m. New York City time, on the business day immediately prior to the settlement date, which settlement date is three business days after a Warrant Exercise Notice is delivered (the "Settlement Date"). The initial Exercise Price shall be $32.11.

                  Subject to the terms and conditions set forth herein and in the Warrant Agreement, this Warrant may be exercised by the Holder thereof, by:

                           (i) providing written notice of such election ("Warrant Exercise Notice") to exercise the Warrant to the Warrant Agent at the address set forth in the Warrant Agreement, "Re: Exide Technologies Warrant Exercise", by hand or by facsimile, no later than 5:00 p.m., New York City time, on the Expiration Date, which Warrant Exercise Notice shall substantially be in the form of an election to purchase Shares set forth Exhibit B-1 on the reverse hereof, properly completed and executed by the Holder;

                           (ii) delivering no later than 5:00 p.m., New York City time, on the business day immediately prior to the Settlement Date, the Warrant Certificates evidencing such Warrants to the Warrant Agent; and

                           (iii) paying the applicable Exercise Amount, together with any applicable taxes and governmental charges.


                                      A1-1

                  The Exercise Price and the number of Shares purchasable upon exercise of this Warrant are subject to adjustment upon the occurrence of certain events as set forth in the Warrant Agreement.

                  No Warrant may be exercised prior to the Initial Date or after the Expiration Date. After the Expiration Date, the Warrants will become wholly void and of no value.

                  REFERENCE IS HEREBY MADE TO THE FURTHER PROVISIONS OF THIS WARRANT CERTIFICATE SET FORTH ON THE REVERSE HEREOF. SUCH FURTHER PROVISIONS SHALL FOR ALL PURPOSES HAVE THE SAME EFFECT AS THOUGH FULLY SET FORTH AT THIS PLACE.

                  This Warrant Certificate shall not be valid unless countersigned by the Warrant Agent.


                                      A1-2

IN WITNESS WHEREOF, the Company has caused this Warrant Certificate to be executed by its duly authorized officer.

Dated:
      ----------------------

                                         EXIDE TECHNOLOGIES


                                         By:
                                            -----------------------------------
                                         Name:
                                         Title:


AMERICAN STOCK TRANSFER & TRUST COMPANY
as Warrant Agent


By:
   ------------------------------------
         Name:
         Title:



                                      A1-3

                    [FORM OF REVERSE OF WARRANT CERTIFICATE]
                               EXIDE TECHNOLOGIES

                  The Warrant evidenced by this Warrant Certificate is a part of a duly authorized issue of Warrants to purchase a maximum of 6,250,000 shares of Common Stock issued pursuant to that certain Warrant Agreement, dated as of the effective date of the Plan (the "Warrant Agreement"), duly executed and delivered by the Company and American Stock Transfer & Trust Company, as Warrant Agent (the "Warrant Agent"). The Warrant Agreement hereby is incorporated by reference in and made a part of this instrument and is hereby referred to for a description of the rights, limitation of rights, obligations, duties and immunities thereunder of the Warrant Agent, the Company and the holders (the words "holders" or "holder" meaning the registered holders or registered holder) of the Warrants. A copy of the Warrant Agreement may be inspected at the Warrant Agent Office and is available upon written request addressed to the Company. All capitalized terms used on the face of this Warrant Certificate herein but not defined that are defined in the Warrant Agreement shall have the meanings assigned to them therein.

                  Warrants may be exercised to purchase Shares from the Company from the Initial Date through 5:00 p.m. New York City time on the Expiration Date, at the Exercise Price set forth on the face hereof, subject to adjustment as described in the Warrant Agreement. Subject to the terms and conditions set forth herein and in the Warrant Agreement, the Holder of the Warrant evidenced by this Warrant Certificate may exercise such Warrant by:

                           (i) providing a Warrant Exercise Notice to exercise the Warrant to the Warrant Agent at the address set forth in the Warrant Agreement, "Re: Exide Technologies Warrant Exercise," by hand or by facsimile, no later than 5:00 p.m., New York City time, on the Expiration Date, which Warrant Exercise Notice shall substantially be in the form of an election to purchase Shares set forth herein, properly completed and executed by the Holder;

                           (ii) delivering, no later than 5:00 p.m., New York City time, on the business day immediately prior to the Settlement Date, the Warrant Certificates evidencing such Warrants to the Warrant Agent; and

                           (iii) paying the applicable Exercise Amount, together with any applicable taxes and governmental charges. The Exercise Amount shall be payable by wire transfer in immediately available funds of the Exercise Amount to an account of the Warrant Agent specified in writing by the Warrant Agent for such purpose, no later than 5:00 p.m., New York City time, on the business day immediately prior to the Settlement Date. The initial Exercise Price shall be $32.11.

                  In the event that upon any exercise of the Warrant evidenced hereby the number of Shares actually purchased shall be less than the total number of Shares purchasable upon exercise of the Warrant evidenced hereby, there shall be issued to the holder hereof, or such holder's assignee, a new Warrant Certificate evidencing a Warrant to purchase the Shares not so purchased. No adjustment shall be made for any cash dividends on any Shares issuable upon


                                     A-1-R
exercise of this Warrant. After the Expiration Date, unexercised Warrants shall become wholly void and of no value.

                  The Company shall not be required to issue fractions of Shares or any certificates that evidence fractional Shares.

                  Warrant Certificates, when surrendered at the Warrant Agent office by the registered holder thereof in person or by a legal representative or attorney duly authorized in writing or by mail may be exchanged, in the manner and subject to the limitations provided in the Warrant Agreement, but without payment of any service charge, for another Warrant Certificate or Warrant Certificates of like tenor evidencing a Warrant to purchase in the aggregate a like number of Shares.

                  No Warrants may be sold, exchanged or otherwise transferred in violation of the Securities Act or state securities laws.

                  The Company and Warrant Agent may deem and treat the registered holder hereof as the absolute owner of this Warrant Certificate (notwithstanding any notation of ownership or other writing hereon made by anyone) for the purpose of any exercise hereof and for all other purposes, and neither the Company nor the Warrant Agent shall be affected by any notice to the contrary..

                  [Balance of page intentionally remains blank]



                                     A-2-R

                                   EXHIBIT A-2

                  [FORM OF FACE OF GLOBAL WARRANT CERTIFICATE]

                             VOID AFTER MAY 5, 2011

                  This Global Warrant Certificate is held by The Depositary Trust Company (the "Depositary") or its nominee in custody for the benefit of the beneficial owners hereof, and is not transferable to any person under any circumstances except that (i) this Global Warrant Certificate may be exchanged in whole but not in part pursuant to Section 6(a) of the Warrant Agreement, (ii) this Global Warrant Certificate may be delivered to the Warrant Agent for cancellation pursuant to Section 6(i) of the Warrant Agreement and (iii) this Global Warrant Certificate may be transferred to a successor Depositary with the prior written consent of the Company.

                  Unless this Global Warrant Certificate is presented by an authorized representative of the Depositary to the Company or the Warrant Agent for registration of transfer, exchange or payment and any certificate issued is registered in the name of Cede & Co. or such other entity as is requested by an authorized representative of the Depositary (and any payment hereon is made to Cede & Co. or to such other entity as is requested by an authorized representative of the Depositary), any transfer, pledge or other use hereof for value or otherwise by or to any person is wrongful because the registered owner hereof, Cede & Co., has an interest herein.

                  Transfers of this Global Warrant Certificate shall be limited to transfers in whole, but not in part, to nominees of the Depositary or to a successor thereof or such successor's nominee, and transfers of portions of this Global Warrant Certificate shall be limited to transfers made in accordance with the restrictions set forth in Section 6 of the Warrant Agreement.

                  No registration or transfer of the securities issuable pursuant to the Warrant will be recorded on the books of the Company until such provisions have been complied with.



                                      A2-1

                                                      CUSIP No. 302051 12 3
No.________________                                   WARRANT TO PURCHASE ____
                                                      SHARES OF COMMON STOCK

                               EXIDE TECHNOLOGIES

                     GLOBAL WARRANT TO PURCHASE COMMON STOCK

                  This Warrant Certificate ("Warrant Certificate") certifies that __________________ or its registered assigns is the registered holder of a Warrant (the "Warrant") of Exide Technologies, a Delaware corporation (the "Company"), to purchase the number of shares (the "Shares") of Common Stock, par value $0.01 per share (the "Common Stock"), of the Company set forth above. This warrant expires in the year 2011 on the date set forth in the Warrant Agreement, which date is the seventh anniversary of the effective date of the Plan (such date, the "Expiration Date"), and entitles the holder to purchase from the Company the number of fully paid and nonassessable Shares set forth above at the exercise price (the "Exercise Price") multiplied by the number of Shares set forth above (the "Exercise Amount"), payable to the Company by wire transfer in immediately available funds of the Exercise Amount to an account of the Warrant Agent specified in writing by the Warrant Agent for such purpose, no later than 5:00 p.m., New York City time, on the business day immediately prior to the settlement date, which settlement date is three business days after a Warrant Exercise Notice is delivered (the "Settlement Date"). The initial Exercise Price shall be $32.11.

                  Subject to the terms and conditions set forth herein and in the Warrant Agreement, this Warrant may be exercised by the Holder thereof, by:

                           (i) providing written notice of such election ("Warrant Exercise Notice") to exercise the Warrant to the Warrant Agent at the address set forth in the Warrant Agreement, "Re: Exide Technologies Warrant Exercise," by hand or by facsimile, no later than 5:00 p.m., New York City time, on the Expiration Date, which Warrant Exercise Notice shall substantially be in the form of an election to purchase Shares set forth on the reverse hereof, properly completed and executed by the Holder;

                           (ii) delivering, no later than 5:00 p.m., New York City time, on the business day immediately prior to the Settlement Date, such Warrants to the Warrant Agent by book-entry transfer through the facilities of the Depositary; and

                           (iii) paying the applicable Exercise Amount, together with any applicable taxes and governmental charges.

                  The Exercise Price and the number of Shares purchasable upon exercise of this Warrant are subject to adjustment upon the occurrence of certain events as set forth in the Warrant Agreement.

                  No Warrant may be exercised prior to the Initial Date or after the Expiration Date. After the Expiration Date, the Warrants will become wholly void and of no value.


                                      A2-2

                  REFERENCE IS HEREBY MADE TO THE FURTHER PROVISIONS OF THIS WARRANT CERTIFICATE SET FORTH ON THE REVERSE HEREOF. SUCH FURTHER PROVISIONS SHALL FOR ALL PURPOSES HAVE THE SAME EFFECT AS THOUGH FULLY SET FORTH AT THIS PLACE.

                  This Warrant Certificate shall not be valid unless countersigned by the Warrant Agent.



                                      A2-3

                  IN WITNESS WHEREOF, the Company has caused this Warrant Certificate to be executed by its duly authorized officer.

Dated:
      ------------------------
                                       EXIDE TECHNOLOGIES

                                       By:
                                          ----------------------------------
                                       Name:
                                       Title:


AMERICAN STOCK TRANSFER & TRUST COMPANY
as Warrant Agent


By:
    ----------------------------------
         Name:
         Title:




                                      A2-4

                 [FORM OF REVERSE OF GLOBAL WARRANT CERTIFICATE]
                               EXIDE TECHNOLOGIES

                  The Warrant evidenced by this Warrant Certificate is a part of a duly authorized issue of Warrants to purchase a maximum of 6,250,000 shares of Common Stock issued pursuant to that certain Warrant Agreement, dated as of the effective date of the Plan (the "Warrant Agreement"), duly executed and delivered by the Company and American Stock Transfer & Trust Company, as Warrant Agent (the "Warrant Agent"). The Warrant Agreement hereby is incorporated by reference in and made a part of this instrument and is hereby referred to for a description of the rights, limitation of rights, obligations, duties and immunities thereunder of the Warrant Agent, the Company and the holders (the words "holders" or "holder" meaning the registered holders or registered holder) of the Warrants. A copy of the Warrant Agreement may be inspected at the Warrant Agent Office and is available upon written request addressed to the Company. All capitalized terms used on the face of this Warrant Certificate or herein but not defined that are defined in the Warrant Agreement shall have the meanings assigned to them therein.

                  Warrants may be exercised to purchase Shares from the Company from the Initial Date through 5:00 p.m. New York City time on the Expiration Date, at the Exercise Price set forth on the face hereof, subject to adjustment as described in the Warrant Agreement. Subject to the terms and conditions set forth herein and in the Warrant Agreement, the Holder of the Warrant evidenced by this Warrant Certificate may exercise such Warrant by:

                           (i) providing a Warrant Exercise Notice to exercise the Warrant to the Warrant Agent at the address set forth in the Warrant Agreement, "Re: Exide Technologies Warrant Exercise," by hand or by facsimile, no later than 5:00 p.m., New York City time, on the Expiration Date, which Warrant Exercise Notice shall substantially be in the form of an election to purchase Shares set forth herein, properly completed and executed by the Holder;

                           (ii) delivering, no later than 5:00 p.m., New York City time, on the business day immediately prior to the Settlement Date, such Warrants to the Warrant Agent by book-entry transfer through the facilities of the Depositary; and

                           (iii) paying the applicable Exercise Amount, together with any applicable taxes and governmental charges. The Exercise Amount shall be payable by wire transfer in immediately available funds of the Exercise Amount to an account of the Warrant Agent specified in writing by the Warrant Agent for such purpose, no later than 5:00 p.m., New York City time, on the business day immediately prior to the Settlement Date. The initial Exercise Price shall be $32.11.

                  In the event that upon any exercise of the Warrant evidenced hereby the number of Shares actually purchased shall be less than the total number of Shares purchasable upon exercise of the Warrant evidenced hereby, there shall be issued to the holder hereof, or such holder's assignee, a new Warrant Certificate evidencing a Warrant to purchase the Shares not so purchased. No adjustment shall be made for any cash dividends on any Shares issuable upon

                                      A2-1-R
exercise of this Warrant. After the Expiration Date, unexercised Warrants shall become wholly void and of no value.

                  The Company shall not be required to issue fractions of Shares or any certificates that evidence fractional Shares.

                  Warrant Certificates, when surrendered by book-entry delivery through the facilities of the Depositary may be exchanged, in the manner and subject to the limitations provided in the Warrant Agreement, but without payment of any service charge, for another Warrant Certificate or Warrant Certificates of like tenor evidencing a Warrant to purchase in the aggregate a like number of Shares.

                  No Warrants may be sold, exchanged or otherwise transferred in violation of the Securities Act or state securities laws.

                  The Company and Warrant Agent may deem and treat the registered holder hereof as the absolute owner of this Warrant Certificate (notwithstanding any notation of ownership or other writing hereon made by anyone) for the purpose of any exercise hereof and for all other purposes, and neither the Company nor the Warrant Agent shall be affected by any notice to the contrary.

                  [Balance of page intentionally remains blank]



                                      A2-2-R

                                   EXHIBIT B-1

                    [FORM OF ELECTION TO EXERCISE FOR WARRANT
                 HOLDERS HOLDING WARRANTS IN FORM OF DEFINITIVE
                 WARRANT CERTIFICATES WHEN WARRANT CERTIFICATES
                   WILL BE PHYSICALLY DELIVERED IN CONNECTION
                           WITH THE WARRANT EXERCISE]

                  (TO BE EXECUTED UPON EXERCISE OF THE WARRANT)

                  The undersigned hereby irrevocably elects to exercise the right, represented by this Warrant Certificate, to purchase ______ newly issued shares of Common Stock of Exide Technologies (the "Company") at the Exercise Price of $_______ per share. The undersigned represents, warrants and promises that it has the full power and authority to exercise and deliver the Warrants exercised hereby.

                  The undersigned represents, warrants and promises that it has delivered or will deliver in payment for such Shares $_________ by wire transfer in immediately available funds of the Exercise Amount to an account of the Warrant Agent specified in writing by the Warrant Agent for such purpose, no later than 5:00 p.m., New York City time, on the business day immediately prior to the Settlement Date.

                  The undersigned requests that a certificate representing the Shares be registered and delivered as follows:


                                  ---------------------------------------------
                                  Name


                                  ---------------------------------------------
                                  Address


                                  ---------------------------------------------
                                  Delivery Address (if different)


                                     B-1-1

                  If such number of Shares is less than the aggregate number of Shares purchasable hereunder, the undersigned requests that a new Warrant Certificate representing the balance of such Shares shall be registered and delivered as follows:


                                    -----------------------------------
                                    Name


                                    -----------------------------------
                                    Address


                                    -----------------------------------
                                    Delivery Address (if different)



----------------------------------  -----------------------------------
Social Security or Other Taxpayer                   Signature
Identification Number of Holder

                                    Note: The above signature must correspond with the name as written upon the face of this Warrant Certificate in every particular, without alteration or enlargement or any change whatsoever. If the certificate representing the Shares or any Warrant Certificate representing Warrants not exercised is to be registered in a name other than that in which this Warrant Certificate is registered, the signature of the holder hereof must be guaranteed.

SIGNATURE GUARANTEED BY:
                           -----------------------------------------------
                           THE SIGNATURE MUST BE GUARANTEED BY AN ELIGIBLE GUARANTOR, INSTITUTION BANK, STOCKBROKER, SAVINGS AND LOAN ASSOCIATION OR CREDIT UNION WITH MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM, PURSUANT TO S.E.C. RULE 17Ad-15.


                                     B-1-2

                                   EXHIBIT B-2

                    [FORM OF ELECTION TO EXERCISE WARRANT FOR
                   HOLDERS HOLDING WARRANTS THROUGH BOOK-ENTRY
                   FACILITIES OF THE DEPOSITORY TRUST COMPANY
                       WHEN EXERCISE OF WARRANT WILL OCCUR
                            THROUGH SUCH FACILITIES]

                     [TO BE COMPLETED BY DIRECT PARTICIPANT
                        IN THE DEPOSITORY TRUST COMPANY]
                               EXIDE TECHNOLOGIES
               Warrants to Purchase _______ Shares of Common Stock
                  (TO BE EXECUTED UPON EXERCISE OF THE WARRANT)

                  The undersigned hereby irrevocably elects to exercise the right, represented by ________ Warrants held for its benefit through the book-entry facilities of The Depository Trust Company (the "Depositary"), to purchase ________ newly issued shares of Common Stock of Exide Technologies (the "Company") at the Exercise Price of $________ per share.

                  The undersigned represents, warrants and promises that (1) it has delivered or will deliver no later than 5:00 p.m., New York City time, on two business days after the date on which this Warrant Exercise Notice is delivered the number of Warrants specified below to the Warrant Agent's account at the Depositary by book-entry transfer; (2) it has the full power and authority to exercise and deliver the Warrants exercised hereby; and (3) it has delivered the exercise price of U.S. $__________ for each Warrant exercised hereby, by wire transfer in immediately available funds of the Exercise Amount to an account of the Warrant Agent specified in writing by the Warrant Agent for such purpose, no later than 5:00 p.m., New York City time, on the business day immediately prior to the Settlement Date.

                  The undersigned requests that the principal amount of Warrants exercised hereby be in registered form in the authorized denominations, registered in such names and delivered, all as specified in accordance with the instructions set forth below; provided, that if the shares of Common Stock are evidenced by global securities, the shares of Common Stock shall be registered in the name of the Depositary or its nominee.

Dated:
      ---------------------

NOTE: THIS EXERCISE NOTICE MUST BE DELIVERED TO THE WARRANT AGENT, PRIOR TO 5:00 P.M., NEW YORK CITY TIME, ON THE EXPIRATION DATE. THE WARRANT AGENT SHALL NOTIFY YOU (THROUGH THE CLEARING SYSTEM) OF (1) THE WARRANT AGENT'S ACCOUNT AT THE DEPOSITARY TO WHICH YOU MUST DELIVER YOUR WARRANTS ON THE EXERCISE DATE AND (2) THE ADDRESS, PHONE NUMBER AND FACSIMILE NUMBER WHERE YOU CAN CONTACT THE WARRANT AGENT AND TO WHICH WARRANT EXERCISE NOTICES ARE TO BE SUBMITTED. NAME OF DIRECT PARTICIPANT IN THE DEPOSITARY:

(PLEASE PRINT)
ADDRESS:
        ------------------------



                                      B-2-1

CONTACT NAME:
              --------------------------------
ADDRESS:
          ------------------------------------

TELEPHONE (INCLUDING INTERNATIONAL CODE):

FAX (INCLUDING INTERNATIONAL CODE):

SOCIAL SECURITY OR OTHER TAXPAYER IDENTIFICATION NUMBER
(IF APPLICABLE):

ACCOUNT FROM WHICH WARRANTS ARE BEING DELIVERED:

DEPOSITARY ACCOUNT NO.

WARRANT EXERCISE NOTICES WILL ONLY BE VALID IF DELIVERED IN ACCORDANCE WITH THE INSTRUCTIONS SET FORTH IN THIS NOTIFICATION (OR AS OTHERWISE DIRECTED), MARKED TO THE ATTENTION OF "EXIDE TECHNOLOGIES WARRANT EXERCISE". WARRANT HOLDER DELIVERING WARRANTS, IF OTHER THAN THE DIRECT DTC PARTICIPANT DELIVERING THIS WARRANT EXERCISE NOTICE

NAME:
     --------------------------------------
                  (PLEASE PRINT)

CONTACT NAME:
             ------------------------------

TELEPHONE (INCLUDING INTERNATIONAL CODE):

FAX (INCLUDING INTERNATIONAL CODE):

SOCIAL SECURITY OR OTHER TAXPAYER IDENTIFICATION NUMBER
(IF APPLICABLE):


------------------------------------------


ACCOUNT TO WHICH THE SHARES OF COMMON STOCK ARE TO
BE CREDITED:

DEPOSITARY ACCOUNT NO.
                      ---------------------

FILL IN FOR DELIVERY OF THE COMMON STOCK, IF OTHER THAN TO THE PERSON DELIVERING THIS WARRANT EXERCISE NOTICE:

NAME:
      -------------------------------------
                  (PLEASE PRINT)

ADDRESS:
         ----------------------------------



                                      B-2-2

CONTACT NAME:
             ---------------------------------

TELEPHONE (INCLUDING INTERNATIONAL CODE):

FAX (INCLUDING INTERNATIONAL CODE):

SOCIAL SECURITY OR OTHER TAXPAYER IDENTIFICATION NUMBER
(IF APPLICABLE):

----------------------------------------

NUMBER OF WARRANTS BEING EXERCISED:

(ONLY ONE EXERCISE PER WARRANT EXERCISE NOTICE)

Signature:
          ------------------------------

Name:
       ---------------------------------

Capacity in which Signing:
                          --------------

Signature Guaranteed BY:
                           -----------------------------------------------
                           THE SIGNATURE MUST BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION, BANK, STOCKBROKER, SAVINGS AND LOAN ASSOCIATIONS OR CREDIT UNION WITH MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM, PURSUANT TO S.E.C. RULE 17Ad-15.



                                     B-2-3

                                    EXHIBIT C

                              [FORM OF ASSIGNMENT]

                (TO BE EXECUTED BY THE REGISTERED HOLDER IF SUCH
               HOLDER DESIRES TO TRANSFER THE WARRANT CERTIFICATE)

FOR VALUE RECEIVED, the undersigned registered holder hereby sells, assigns and transfers unto

                   ------------------------------------------
                                Name of Assignee

                   ------------------------------------------
                               Address of Assignee

this Warrant Certificate, together with all right, title and interest therein, and does irrevocably constitute and appoint ________________ attorney, to transfer the Warrant Certificate to purchase _______ shares of Common Stock to which the Warrant Certificate relates on the books of the Warrant Agent, with full power of substitution.

--------------------------------    -------------------------------------------
          Dated                                       Signature


                                    Note: The above signature must correspond with the name as written upon the face of this Warrant Certificate in every particular, without alteration or enlargement or any change whatsoever.

--------------------------------
Social Security or Other Taxpayer
Identification Number of Assignee

SIGNATURE GUARANTEED BY:


---------------------------------------

THE SIGNATURE MUST BE GUARANTEED BY AN
ELIGIBLE GUARANTOR INSTITUTION, BANK,
STOCKBROKER, SAVINGS AND LOAN ASSOCIATION OR
CREDIT UNION WITH MEMBERSHIP IN AN APPROVED
SIGNATURE GUARANTEE MEDALLION PROGRAM,
PURSUANT TO S.E.C. RULE 17Ad-15.

                                    EXHIBIT D

                   BLACK-SCHOLES WARRANT VALUE PER WARRANT(1)

                                       COMMON STOCK PRICE

                      $20.00   $22.00    $24.00   $26.00   $28.00    $30.00   $32.00
                      ------   ------    ------   ------   ------    ------   ------

               7.0     $5.21    $6.21     $7.26    $8.36    $9.50    $10.68   $11.89
               6.5      4.90     5.88      6.91     7.99     9.11     10.27    11.47
REMAINING      6.0      4.58     5.53      6.54     7.60     8.70      9.84    11.02
WARRANT        5.5      4.25     5.17      6.15     7.19     8.27      9.39    10.56
TERM (YEARS)   5.0      3.91     4.80      5.75     6.75     7.81      8.92    10.07
               4.5      3.55     4.40      5.32     6.30     7.33      8.42     9.54
               4.0      3.17     3.98      4.86     5.81     6.82      7.88     8.99

------------------
(1) Assumes risk-free rate of 3.00%

                                      D-1